SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2012

                   First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

              On February 17, 2012, First Financial Northwest, Inc. (the “Company”), the holding company for First Savings Bank Northwest (the “Bank”), announced that Spencer L. Schneider, a Director of the Company and the Bank for approximately five weeks, resigned at the Company’s Board meeting held on February 15, 2012.  A copy of the Company’s press release announcing Mr. Schneider’s resignation is attached hereto as Exhibit 99.1.  Mr. Schneider had served as a Director of the Company and the Bank since January 11, 2012, and was a member of the Board’s Nominating and Corporate Governance, and Compensation Committees. In connection with his resignation, Mr. Schneider furnished the letters attached hereto as Exhibits 99.2 and 99.3.

    At the Company Board meeting on February 15, 2012, Mr. Schneider demanded that the Board take three actions:  (i) remove the pictures of past Directors from the walls of the building; (ii) serve no refreshments and only hard candies at the annual meeting of stockholders; and (iii) immediately terminate the Director Emeritus Policy.  Mr. Schneider then told the Board he would step out of the room so they could discuss his demands and determine how to proceed. The Board discussed the demands and invited Mr. Schneider to rejoin the meeting.  The Board then requested that these items be placed on the agenda for the March Board meeting (due to legal concerns regarding termination of the Director Emeritus Policy) and Mr. Schneider refused and resigned immediately.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2012, the Company and the Bank amended their respective Bylaws to reduce the number of Directors from nine to eight to eliminate the vacancy caused by the resignation of Mr. Schneider.  A copy of the Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

  3.2       Amended and Restated Bylaws of First Financial Northwest, Inc.
99.1	Press release of First Financial Northwest, Inc. dated February 17, 2012.
99.2	Letter of resignation of Spencer L. Schneider dated February 15, 2012.
99.3	Supplemental letter from Spencer L. Schneider dated February 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: February 17, 2012	By: /s/ Victor Karpiak
Victor Karpiak
Chairman, President and Chief Executive Officer